Exhibit 10.7

SYNERGY AEROSPACE CORP.,

as Original Buyer

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

as New Buyer

AND

AIRBUS S.A.S.

ASSIGNMENT, ASSUMPTION AND AMENDMENT

AGREEMENT

in respect of four (4) A330-200F of

the thirteen (13) A330-200 and A330-200F

under the

Purchase Agreement

dated September 5th, 2011

This Assignment, Assumption and Amendment Agreement (this “Assignment”) is dated as of the 18th day of May, 2012,

BETWEEN:

(1)	SYNERGY AEROSPACE CORP., a company organised and existing under the laws of Panama (the “Original Buyer”);

(2)	AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, a company created and existing under the laws of Colombia (the “New Buyer”); and

(3)	AIRBUS S.A.S., a société par actions simplifiée organised under the laws of the Republic of France (“Airbus”).

WHEREAS:

(A)

Pursuant to the A330 Purchase Agreement dated September 5th, 2011, including all exhibits and appendixes attached thereto and any letter agreements thereto entered into between Airbus and the Original Buyer attached as Exhibit A (the “Purchase Agreement”), inter alia, the Original Buyer agreed to buy, and Airbus agreed to sell, certain aircraft upon the terms and subject to the conditions contained therein;

(B)	Pursuant to that certain Letter Agreement entered into by and between Original Buyer and Airbus and that certain other Letter Agreement entered into by and between New Buyer and Airbus (collectively, the “Letter Agreements”) each dated as of September 23, 2011 (the “Effective Date”), the parties agreed, inter alia, for Original Buyer to assign and subject to the terms and conditions thereof, effectively assigned all of its rights and obligations to New Buyer with respect solely to the Assigned Avianca Aircraft. Airbus acknowledged and agreed to such assignment in the Letter Agreements and Parties agreed therein to further detail such assignment pursuant to this Assignment;

(C)	As more fully described in this Assignment and subject to the terms and conditions contained herein, the parties re-confirm and agree that as of the Effective Date: (i) the Original Buyer transfers to the New Buyer all of its rights, title, benefits and interests and all of its obligations and liabilities under the Purchase Agreement so far as they relate to the Assigned Avianca Aircraft and the New Buyer acquires such rights, title, benefits, interests, obligations and liabilities and (ii) the Original Buyer is released from, and the New Buyer shall assume, all of the Original Buyer’s rights, title, benefits, interests, liabilities and obligations under the Purchase Agreement so far as they relate to the Assigned Avianca Aircraft; and

(D)	For the avoidance of doubt, as of the Effective Date, two (2) separate purchase agreements shall be deemed to exist as follows: (1) the Purchase Agreement with all of its terms and conditions except as amended in Clause 3.1.1 herein and (2) a new purchase agreement with the same terms and conditions as the Purchase Agreement except as amended in Clause 3.1.2 herein (the “Assigned Purchase Agreement”).

NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise defined herein capitalised terms used herein shall have the same meanings as ascribed thereto in the Purchase Agreement and the following terms shall have the following meanings:

“Assigned Avianca Aircraft” means any or all of the four (4) Airbus A330-200 Freighter Aircraft bearing rank numbers 1, 2, 3 and 7 in the Assigned Purchase Agreement.

“Assigned Purchase Agreement” has the meaning in the recitals hereof.

“Effective Date” has the meaning in the recitals hereto.

“Encumbrance” means any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lien, assignment, statutory right in rem, hypothecation, title, retention, attachment, levy, claim, right of possession or detention, right of set-off (but excluding any right of set-off arising by way of operation of law) or any agreement or arrangement having a similar effect to any of the foregoing.

“Parties” means, collectively, the Original Buyer, the New Buyer and Airbus (each, a “Party”).

“Purchase Agreement” has the meaning set forth in the recitals hereof.

“Relevant Proportion” means (a) with respect to the Purchase Agreement, the proportion based on the Unassigned Synergy Aircraft under the Purchase Agreement and (b) with respect to the Assigned Purchase Agreement, the proportion based on the Assigned Avianca Aircraft under the Assigned Purchase Agreement.

“Unassigned Synergy Aircraft” means any or all of the [*] Aircraft bearing rank numbers [*] Airbus [*] Aircraft bearing rank numbers [*] in the Purchase Agreement.

1.2	Interpretation

In this Assignment:

1.2.1	references to clauses are to be construed as references to the clauses of the Purchase Agreement;

1.2.2	references to this Assignment (or to any specified provisions of this Assignment) or any other document shall be construed as references to this Assignment, that provision or that document as in force for the time being and as amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties;

1.2.3	words importing the plural shall include the singular and vice versa;

1.2.4	headings to clauses or sections are for convenience only and are to be ignored in construing this Assignment;

1.2.5	references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof and shall include references to its successors, permitted transferees and permitted assigns;

1.2.6	references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

1.2.7	liability includes any obligation or liability (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise); and

1.2.8	the words herein, hereof and hereunder, and words of similar import shall be construed to refer to a document in its entirety and not to any particular provision of such document.

2.	ASSIGNMENT, ASSUMPTION AND AMENDMENT

2.1	As of, and with effect from, the Effective Date and subject to the terms and conditions set forth herein, including without limitation the amendments and adjustments set out in clause 3 herein, the Parties re-confirm that:

2.1.1	the Original Buyer assigned and transferred to the New Buyer all of the rights, title, benefits and interests and all of the obligations and liabilities of the Original Buyer under the Purchase Agreement (except as set forth in clause 3 herein) so far as they relate only to the Assigned Avianca Aircraft;

2.1.2	the New Buyer assumed and undertook all of the obligations and liabilities of the Original Buyer under the Purchase Agreement (except as set forth in clause 3 herein) as contemplated in the Letter Agreements and this Assignment so far as they relate only to the Assigned Avianca Aircraft in every way as if the New Buyer had at all times been a party to the Purchase Agreement in place of the Original Buyer;

2.1.3	the New Buyer shall perform the obligations and liabilities of the Original Buyer under the Purchase Agreement so far as they relate to the Assigned Avianca Aircraft and is bound by the terms of the Assigned Purchase Agreement in respect thereof in every way as if the New Buyer had at all times been a party to the Purchase Agreement in place of the Original Buyer;

2.1.4	with respect to the Assigned Avianca Aircraft and all of the rights, title, benefits and interests of the Original Buyer under the Purchase Agreement (except as set forth in clause 3 herein), the Original Buyer and Airbus: (i) irrevocably and forever release each other from all of their respective covenants, undertakings, obligations, duties, responsibilities and liabilities under the Purchase Agreement to the extent that the same relate to the Assigned Avianca Aircraft; and (ii) irrevocably and forever waive any rights against each other with respect to the Assigned Avianca Aircraft and any of their rights, title, benefits and interests under the Purchase Agreement from and continuing at all times after the Effective Date; and

2.1.5	Airbus acknowledges the aforesaid assignment, transfer, assumption, release and undertaking and consents to the same.

2.2	Each of the foregoing agreements is conditional on, and took effect simultaneously with, the others.

2.3	New Buyer and Airbus each acknowledge that from the Effective Date hereof, the New Buyer shall be the “Buyer” under, and is bound, liable and responsible for all terms and conditions set forth in, the Assigned Purchase Agreement.

3.	AMENDMENTS AND ADJUSTMENTS

3.1	The Parties to this Assignment hereby agree that, with effect from the Effective Date:

3.1.1	The Purchase Agreement shall be amended to reflect the assignment of the Assigned Avianca Aircraft to the New Buyer and shall include the following amendments:

(a)	in Clause 1, the phrase [*] shall be deleted and replaced with [*]”;

(b)	in Clause 9.1.1, the delivery period references for Aircraft N°1, Aircraft N°2, Aircraft N°3 and Aircraft N°7 shall be deleted;

(c)	Appendix A of Clause 15, Appendix A of Clause 16 and Letter Agreement No 5 shall be changed to take into account the Relevant Proportion as applicable to the Original Buyer and is more fully described in Schedule 1 attached hereto; and

(d)	In Letter Agreement No 6:

3.1.2	[*] The Assigned Purchase Agreement shall include all of the terms and conditions of the Purchase Agreement amended to reflect the assignment of the Assigned Avianca Aircraft to the New Buyer and shall include the following amendments:

(a)	all references to “Buyer” or “Synergy Aerospace Corp” shall be deemed to be “AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA”;

(b)	all references to “Guarantor” or “Synergy Group Corp” shall be deemed to be “AviancaTaca Holding, S.A.”;

(c)	in Clause 0, the defined term “A330 Aircraft” shall be deleted;

(d)	Clause 1 is hereby deleted and replaced with the following: “The Seller shall sell and deliver and the Buyer shall buy and take delivery of four (4) A330-200F on the applicable delivery date at the delivery location upon the terms and conditions contained in this Agreement.”;

(e)	Clause 2.2.2, Clause 2.4.2, Clause 3.1 shall be deleted in their entireties;

(f)	in Clause 5.1, the references to the Buyer’s account shall be deleted and replaced with the following text:

[*]

(g)	in Clause 5.11.1, the phrase “not to include AviancaTaca Holding, S.A. and its Subsidiaries” shall be deleted and replaced by “for avoidance of doubt not to include Synergy Aerospace Corp, Synergy Group Corp and any of either entities subsidiaries (excluding AviancaTaca Holding, S.A. and its Subsidiaries)”;

(h)	Clauses 7.2.3, 7.2.4 and 7.2.5 shall be deleted in their entireties;

(i)	in Clause 9.1.1, the delivery period references for Aircraft N°4, Aircraft N°5, Aircraft N°6 for the A330-200F Aircraft and the complete chart of Delivery Periods for A330 Aircraft shall be deleted and with respect to Aircraft N °2, the Delivery Period shall be deleted and replaced with [*] and with respect to Aircraft N °3, the Delivery Period shall be deleted and replaced with [*];

(j)	Appendix A of Clause 15 and Appendix A of Clause 16 shall be changed to take into account the Relevant Proportion as applicable to the Original Buyer and is more fully described in Schedule 2 attached hereto;

(k)	in Clause 22.2, the Buyer’s address for notices shall be changed to:

Aerovías del Continente Americano S.A. – Avianca

Attn.: Secretary

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

[*]

(l)	in Clause 22.4.2, sub-clause (ii) shall be deleted and replaced with:

“(ii) on the Buyer or the Guarantor by (a) delivery of the same personally or by dispatching the same by Federal Express, UPS, or similar international air courier service prepaid, return receipt requested to: [*] or (b) any other method authorized by the laws of the State of New York; provided in each case that failure to deliver or mail such copy shall not affect the validity or effectiveness of the service of process.

(m)	in Exhibit A, Part 2 shall be deleted;

(n)	in Exhibit C, Part 1 shall be deleted;

(o)	in [*]

(p)	in Letter Agreement [*], any provision relating to the A330 Aircraft shall be deleted in its entirety, [*];

(q)	Letter Agreement No 5 shall be changed to take into account the Relevant Proportion as applicable to the Original Buyer and is more fully described in Schedule 2 attached hereto;

(r)	In Letter Agreement [*]:

[*]:

(s)	[*] in paragraph 1 of Letter Agreement No 7, the phrase “both the A330 and” and sub-sections (i)-(vi) shall be deleted; furthermore, [*]

(t)	in paragraph 1 of Letter Agreement No 8, the phrase “both the A330 and” and sub-section (iii) shall be deleted;

(u)	in paragraph 2 (Clause 11) of Letter Agreement No.9, sub-section 11.4 shall be deleted; and

(v)	Letter Agreement No 11 shall be deleted in its entirety.

[*] Subject to the amendments set out in this Clause 3.1.1, the Original Buyer agrees that the Purchase Agreement shall continue to apply and have full effect between the Original Buyer and Airbus.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Each Party to this Assignment represents and warrants to each other Party that:

4.1.1	it is duly established and validly existing under the laws of the place of its incorporation and has full power, authority and legal right to execute and perform this Assignment;

4.1.2	it has taken all necessary legal and corporate action to authorise the execution and performance of this Assignment;

4.1.3	its execution and delivery of this Assignment, and the performance by it of its obligations hereunder, does not, and will not, violate any provision of its constitutive documents or any provision of any applicable law in any material respect; and

4.1.4	this Assignment constitutes a legal, valid and binding obligation of such Party in accordance with its terms.

4.2	As of the date hereof, each of the Original Buyer and Airbus represents and warrants to each of the other Parties that it is not in default under the Purchase Agreement and has not created or granted any Encumbrance with respect to the Purchase Agreement so far as it relates to the Assigned Avianca Aircraft or its rights thereunder.

4.3	The New Buyer represents and warrants that the AVTA Guaranty dated September 23, 2011, is in full force and effect. Subject to the terms and conditions contained in such AVTA Guaranty, it will remain in place until all of the Obligations (as defined therein) have been performed or otherwise satisfied by the New Buyer.

5.	[*]

6.	INDEMNITY

New Buyer shall indemnify and hold harmless Airbus for:

6.1	any liabilities, costs, expenses and obligations arising out of this Assignment which would not have been incurred by Airbus had the Assignment not occurred, including, without limitation, liabilities, reasonable costs, reasonable expenses and obligations relating to (1) any amendment to the Specification of any Assigned Avianca Aircraft (as such has been agreed between the Original Buyer and Airbus in accordance with the terms of the Purchase Agreement with respect to the Aircraft); or (2) the performance of any additional work on the Assigned Avianca Aircraft beyond what is currently contemplated in the Purchase Agreement with regard to the Aircraft; and

6.2	all reasonable out-of-pocket costs and expenses incurred by Airbus (including all reasonable costs and expenses relating to external legal and tax advice) in connection with the negotiation, preparation and execution of any of the agreements and arrangements contemplated by this Assignment, such amounts to be borne by the New Buyer.

7.	FUTURE AMENDMENTS

No amendment, modification or waiver in respect of this Assignment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Parties. Each of the New Buyer and Airbus covenant in favour of the Original Buyer that no amendment, modification or waiver in respect of this Assignment will be effective unless consented to by the Original Buyer.

8.	GOVERNING LAW

THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Each of the Parties (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Assignment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS TRANSACTION.

9.	NOTICES

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Assignment is identified with its name below or in any substitute details which that Party may notify to the other Parties by not less than fifteen (15) Business Days’ notice.

9.1.1	In the case of the Original Buyer:

SYNERGY AEROSPACE CORP.

Attn: Chief Financial Officer & Senior Legal Counsel

Rua Professora Heleisa Carneiro, 21

Sao Paulo SP, CEP 04630-050, Brazil

9.1.2	In the case of the New Buyer:

Aerovias del Continente Americano S.A. – Avianca

Attn.: Secretary

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

[*]

9.1.3	In the case of Airbus:

Airbus S.A.S.

1 rond point Maurice Bellonte

31707 Blagnac Cedex

France

10.	[*] REFERENCE

Any future reference to (a) the Purchase Agreement in relation to any of the Assigned Avianca Aircraft in any document or instrument in connection therewith, shall, after the Effective Date, be deemed to be a reference to the Assigned Purchase Agreement and (b) the “Buyer” under the Assigned Purchase Agreement, as assigned, or in any other document or instrument, and in any case in relation to any of the Assigned Avianca Aircraft, shall, after the Effective Date, be deemed to be a reference to the New Buyer.

11.	ONWARD TRANSFER OF RIGHTS

The New Buyer agrees that it may not assign, novate, transfer, sell, delegate or otherwise deal with or dispose of any of its rights hereunder or under the Assigned Purchase Agreement without the prior written consent of Airbus.

12.	CONFIDENTIALITY

This Assignment (and its existence) shall be treated by all of the Parties as confidential in accordance with clause 22.12 of the Purchase Agreement and the Assigned Purchase Agreement.

13.	ENTIRE AGREEMENT

This Assignment constitutes the entire agreement between the Parties and supersedes all previous negotiations, representations, undertakings and agreements (except the Letter Agreements) heretofore made between the parties with respect to its subject matter, provided that to the extent there is a conflict between the terms of the Letter Agreements and this Assignment, this Assignment shall govern.

14.	COUNTERPARTS

This Assignment (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF the parties have executed this Assignment on the date first above written.

Original Buyer SYNERGY AEROSPACE CORP.

By

Name

Title:

New Buyer AEROVIAS DEL CONTINENTE AMERICANO S.A. – AVIANCA

By

Name

Title

Airbus AIRBUS S.A.S.

By

Name

Title

Schedule 1

The table below details the amendments to Appendix A of Clause 15, Appendix A of Clause 16 and Letter Agreement No 5 of the Purchase Agreement as applicable to the Original Buyer based on its Relevant Proportion.

[*]	[*]

Schedule 2

*	[Twenty-seven pages have been removed pursuant to a request for confidential treatment]

Exhibit A

[*]